Memorandum of Association
The Companies Act 1981
Section 7(1) and (2)

Arc Bermuda Limited (202302859)

Filing Date	09-Oct-2023 16:37:42

General details

Type of company	Exempted
Company Name	Arc Bermuda Limited
Entity type	Company Limited By Shares

Objects and provisions

The objects for which the Company is formed and incorporated are unrestricted only	Yes
Provisions regarding the powers of the Company	Pursuant to Section 42 of the Companies Act 1981, the Company shall have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

Subscribers

Subscriber 1

Entity Name	Carey Olsen Services Bermuda Limited
Registration Number	55293
Has Bermudian status	Yes
Number of shares	1

Shareholdings

Currency	USD - United States Dollar
Authorised share capital	100.00

Declarations

The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.	Yes
The subscribers listed in this application respectively agreed to take such number of shares of the Company as may be allotted to them respectively by the provisional directors of the Company, not exceeding the number of shares for which they have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to them respectively.	Yes
Submitted By	CAREY OLSEN SERVICES BERMUDA LIMITED AMIE PIGOTT BERMUDA, ROSEBANK CENTRE, 5TH FLOOR, 11 BERMUDIANA ROAD, PEMBROKE, HM 08
Public filing document	#202302859 - Arc Bermuda Limited - Details of classes of shares (MOA).pdf

Ministry of Finance

The Registrar of Companies

Class of shares format

Registration Number:

Name of Company: **Arc Bermuda Limited**

CURRENCY	CAPITAL	CLASS OF SHARES	NUMBER OF SHARES	PAR VALUE
USD	100	Common	100	1.00

Please only complete this page for new incorporations of companies limited by shares/guarantee

Signed by each subscriber to the Memorandum of Association of the Company:

Name	Signature
Carey Olsen Services Bermuda Limited	

For local companies limited by shares affix the required stamp duty below